Exhibit 21

Ally Financial Inc.

Ally Financial Inc. Subsidiaries as of December 31, 2010

Name of subsidiary	State or sovereign power of incorporation
Ally Financial Inc.	Delaware
Ally Commercial Finance LLC	Delaware
Ally Insurance Holdings Inc.	Delaware
Aba Seguros, S.A. de C.V.	Mexico
GMAC International Insurance Company Ltd.	Bermuda
GMACI Cypress Holdings Limited	Cyprus
GMACI Holdings B.V.	Netherlands
Car Care Plan (Holdings) Limited	England
Car Care Plan Limited	England
Provident Insurance plc	England
Motors Insurance Company Limited	England
Motors Insurance Corporation	Michigan
Ally Investment Management LLC	Delaware
Ally Servicing LLC	Delaware
Ally US LLC	Delaware
Banco GMAC S.A.	Brazil
GMAC Administradora de Consórcios Ltda.	Brazil
Basic Credit Holding Company, L.L.C.	Delaware
American Suzuki Financial Services Company LLC	Delaware
Nuvell Credit Company LLC	Delaware
Pinnacle Auto Receivables, LLC	Delaware
Nuvell Financial Services LLC	Delaware
Nuvell National Auto Finance LLC	Delaware
Pinnacle Auto Receivables II, LLC	Delaware
BMMZ Holdings LLC	Delaware
Capital Auto Receivables LLC	Delaware
Central Originating Lease, LLC	Delaware
G.M.A.C. Financiera de Columbia S.A., Compania de Financiamiento	Colombia
Gamma Auto Receivables LLC	Delaware
GMAC Australia LLC	Delaware
GMAC Automotriz Limitado	Chile
GMAC Capital Trust I	Delaware
GMAC Colombia S.A. LLC	Delaware
GMAC Comercial Automotriz Chile S.A.	Chile
GMAC Commercial Finance (Holdings) Limited	England
GMAC Commercial Finance Development Limited	England
GMAC Commercial Finance Limited	England
GMAC Commercial LLC	Delaware
GMAC Continental LLC	Delaware
Masterlease Limited	England
Masterlease Central Limited	England
GMAC del Ecuador S.A.	Ecuador
GMAC Financial Services AB	Sweden
GMAC Financial Services NZ Limited	New Zealand
GMAC Holdings GMBH	Switzerland
GMAC Germany GmbH & Co. KG	Germany
GMAC Bank GmbH	Germany
Master Lease Germany GmbH	Germany

Exhibit 21

Ally Financial Inc.

Name of subsidiary	State or sovereign power of incorporation
GMAC Holdings U.K. Limited	England
GMAC UK plc	England
Guardian Auto Receivables Depository, Ltd.	England
Saab Finance Limited	England
Masterlease Limited	England
GMAC Hungary Financial Services Private Limited Company	Hungary
GMAC International Holdings Coöperatief U.A.	Netherlands
GMAC International Holdings B.V.	Netherlands
Ally Credit Canada Limited	Canada
4347072 Canada Limited	Canada
Canadian Securitized Holdings Auto Receivables Partnership	Delaware
Securitized Holdings International Loan Partnership	Delaware
Ambassador Receivables Partnership	Canada
GMAC Leaseco Corporation	Canada
GMAC Banque S.A.	France
GMAC HB	Sweden
GMAC Holdings (No.1) B.V.	Netherlands
GMAC International Finance B.V.	Netherlands
GMAC Italia S.p.A.	Italy
GMAC Pan European Auto Receivable Lending (PEARL) B.V.	Netherlands
GMAC International LLC	Delaware
Ally Credit, S.A. de C.V. Sociedad Financiera de Objeto Limitado Filial	Mexico
GMAC Latin America Holdings LLC	Delaware
GMAC Lease B.V. (aka Masterlease Europe)	Netherlands
GMAC Leasing GmbH	Austria
GMAC Leasing of DE LLC	Delaware
GMAC Mortgage Group LLC	Delaware
GMAC Mortgage Holdings LLC	Delaware
ResCap Investments LLC	Delaware
Residential Capital, LLC	Delaware
GMAC Residential Holding Company, LLC	Delaware
GMAC Mortgage, LLC	Delaware
CAP RE of Vermont, LLC	Delaware
GMACR Mortgage Products, LLC	Delaware
GMAC-RFC Holding Company, LLC	Delaware
GMAC RFC International Holdings Cooperatief U.A.	Netherlands
Residential Accredit Loans, Inc.	Delaware
Residential Asset Mortgage Products, Inc.	Delaware
Residential Asset Securities Corporation	Delaware
Residential Funding Company, LLC	Delaware
GMAC-RFC Holdings Limited	England
GMAC Financiera S.A. de C.V. Sociedad Financiera de Objeto Multiple	Mexico
GMAC Model Home Finance I, LLC	Delaware
Homecomings Financial, LLC	Delaware
RFC Asset Holdings II, LLC	Delaware
RFC — GSAP Servicer Advance, LLC	Delaware
Residential Funding Mortgage Securities I, Inc.	Delaware
Residential Funding Mortgage Securities II, Inc.	Delaware
GMAC Nederland N.V.	Netherlands
GMAC Espana, Sociedad Anonima de Financiacion, E.F.C.	Spain
GMAC North America LLC	Delaware

Exhibit 21

Ally Financial Inc.

Name of subsidiary	State or sovereign power of incorporation
GMAC Servicios S.A.	Colombia
GMAC South America LLC	Delaware
GMAC de Venezuela, C.A.	Venezuela
GMAC Swiss SA	Sweden
GMAC Wholesale Portfolio Management LLC	Delaware
GMAC-SAIC Automotive Finance Company Limited (40% owned joint venture)	China
IB Finance Holding Company, LLC	Delaware
Ally Bank	Utah
Reliable Earmarked International Network LLC	Delaware
Residential Funding Securities, LLC	Delaware
ResMor Capital Corporation	Canada
ResMor Trust Company	Canada
RouteOne LLC	Delaware
Secured Asset Facility Entity LLC	Delaware
Domestic Asset Management LLC	Delaware
Grand US Holding LLC	Delaware
U.S. Dealer Automotive Receivables Transition LLC	Delaware
Variable Asset Receivables LLC	Delaware
Wholesale Auto Receivables LLC	Delaware